As filed with the Securities and Exchange Commission on August 11, 2000.

                                      Registration No. 333-57689

________________________________________________________________


                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D. C. 20549

                    ___________________________

                  POST-EFFECTIVE TO AMENDMENT NO. 1
                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                    ___________________________

                     MAIN STREET BANCORP, INC.
         (Exact Name of Registrant as Specified in its Charter)

    Pennsylvania                      23-2960905
State of Incorporation)     (I.R.S. Employer Identification No.)

                           P.O. Box 1097
                          601 Penn Street
                     Reading, Pennsylvania 19603
                          (610) 685-1400

  (Address and Telephone Number of Principal Executive Offices)

                      ___________________________

    Albert L. Evans, Jr.

    David W. Swartz, Esquire
    Chairman                        Stevens & Lee, P.C.
    Main Street Bancorp, Inc.       111 North Sixth Street
    P.O. Box 1097                   P.O. Box 679
    601 Penn Street                 Reading, Pennsylvania  19603
    Reading, Pennsylvania 19603    (610) 478-2000
    (610) 685-1400 [/R]


(Names, Addresses and Telephone Numbers of Agents for Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration
Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                      __________________________



PROSPECTUS

                         MAIN STREET BANCORP, INC.

                        ___________________________


               SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT AND
                           STOCK PURCHASE PLAN

                        ___________________________

              Main Street Bancorp, Inc. is offering to holders of its common stock the opportunity to automatically reinvest dividends for the purchase of shares of Main Street common stock under this Dividend Reinvestment and Stock Purchase Plan. Main Street is also authorizing the opportunity to purchase additional shares of Main Street common stock through optional cash payments.

              You should read this Prospectus carefully and then retain it for future reference.


                   ___________________________

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the proxy statement/ prospectus. Any representation to the contrary is a criminal offense. These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any governmental agency.


                   ___________________________

               This Prospectus is dated August 11, 2000.




THE SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT AND
STOCK PURCHASE PLAN

          The following, in a question and answer format, is the Main Street Bancorp Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan. Holders of common stock who do not participate in the Plan will continue to receive cash dividend payments by check, if and when dividends are declared.

Purpose

1.  What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of one or more shares of Main Street common stock with an attractive and convenient method of investing cash dividends and, from time to time as Main Street's Board of Directors may in its discretion determine, voluntary cash payments, in shares of common stock. To the extent the shares are purchased directly from Main Street, Main Street will receive additional funds to be used for general corporate purposes (see "Use of Proceeds").

              The Plan offers eligible holders of common stock an opportunity to invest conveniently for long-term growth. The Plan is not intended to provide short-term holders of shares with the means to acquire additional shares at a discount from market price or to provide holders of shares with the means to generate short-term profits through resale of shares acquired at a discount from market price. Main Street reserves the right to modify, suspend or terminate participation by a shareholder who Main Street determines is using the Plan for purposes inconsistent with the intended purpose of the Plan.


Advantages

2.  What are the advantages of the Plan?

     - Participants may, from time to time, as the Board of Directors may in its discretion determine, purchase common stock with reinvested dividends at a 5% discount from the average price of the common stock (see No. 11 below).

     - Participants may reinvest dividends and invest voluntary cash payments without trading fees or other charges (see No. 14 below).

     - Participants will receive a detailed statement of account transactions (see No. 16 below).

Administration

3.  Who administers the Plan for Participants?

              Mellon Bank, N.A. (the "Administrator")
administers the Plan and certain administrative support will be provided to the Administrator by ChaseMellon Shareholder Services, L.L.C., a registered transfer agent (the "Agent"). A copy of the full terms and conditions of the Plan is available from the Administrator upon request at no charge. All correspondence relating to the Plan should include your account number and should be directed to:


          ChaseMellon Shareholder Services
          Investment Services
          P.O. Box 3338
          South Hackensack, NJ  07606-1938


              Telephone requests may be directed to the Agent at 1-888-253-4092.


Participation

4.  Who is eligible to participate?

          All record holders of one or more shares of common stock are eligible to participate in the Plan. If you hold your shares in your own name, you may participate in the Plan. If you are a beneficial owner whose shares are registered in any name other than your own (e.g., in a broker's "street name" or in the name of a bank nominee), and you wish to participate directly in the Plan, you should direct your broker, bank, or trustee to register some or all of the you shares directly in your name or you may make arrangements with your broker, bank or trustee to participate in the Plan on your behalf.

5.  How does an eligible shareholder become a Participant?

              An eligible shareholder who is the record holder of common stock may join the Plan at any time by completing and signing the authorization form included with this Prospectus and returning it to the Agent.

          The Agent must receive authorization forms for new
Participants prior to a dividend record date for eligible shareholders to reinvest the related dividend.

6. Does a shareholder have to authorize dividend reinvestment on a minimum number of shares?

              Yes. An eligible shareholder must authorize the reinvestment of dividends on at least one share of common stock.

7. May a Participant change the number of shares subject to the Plan?

              Yes. If you wish to change the number of shares of common stock subject to the Plan, you must notify the Agent in writing to that effect. Any change notification received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to your account.

Purchases

8. What is the source for shares of common stock purchased under the Plan?

              The Plan will purchase shares, at Main Street's discretion, either directly from Main Street or on the open market, or by a combination of the foregoing.


9. When and how will shares of common stock be purchased under the Plan?

          Dividends will be reinvested on the dividend payment date.

              Any voluntary cash payment received by the Agent prior to the fifth day of a month will be applied to the purchase of common stock on or as soon as practicable following the tenth day of that month at a price determined in accordance with the provisions of the Plan (the "Purchase Date"). Any voluntary cash payment received after the fifth day of a month will be applied to the purchase of common stock on or as soon as practicable following the tenth day of the following month. No interest will be paid on voluntary cash payments. Therefore, you should forward voluntary cash payments by the Agent shortly before the fifth day of the month while taking care to allow sufficient time to ensure that a voluntary cash payment is received by that date. The Agent will return uninvested voluntary cash payments to you upon request received by the Agent by the third day of the month.

10. At what price will shares of common stock be purchased under the Plan?

              The price of shares of common stock purchased with reinvested cash dividends will be 95% of the average price. As of the date of this prospectus, the price of shares of common stock purchased with voluntary cash payments, if any, will be 100% of the average price. The Board of Directors may, however, in its discretion from time to time, change the discount from the average price of shares purchased with reinvested cash dividends or eliminate the discount, upon prior written notice to Participants.

              In the case of purchases from Main Street of authorized but unissued shares of common stock, the average price is determined by averaging the high and low sale prices of the common stock as reported on the NASDAQ Stock Market on the relevant Purchase Date. In the case of purchases of shares of common stock on the open market, the average price will be the weighted average purchase price of shares purchased for the relevant Purchase Date.

11. How many shares of common stock will be purchased for Participants?

              The number of shares that will be purchased for each Participant will depend on the amount of dividends to be reinvested, voluntary cash payments, or both in a Participant's account and the applicable purchase price of the common stock (see No. 10 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price.

12. Will dividends on shares held in a Participant's account be used to purchase additional shares under the Plan?

          Yes. All dividends on shares held in a Participant's account, whether purchased through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of common stock.

Voluntary Cash Payments

13.  Who will be eligible to make voluntary cash payments?

              All holders of one or more shares of common stock who elect to have dividends reinvested in accordance with provisions of the Plan may, from time to time, as the Board of Directors of Main Street in its discretion determines, elect to make voluntary cash payments. Participants can purchase shares of the common stock with voluntary cash payments under the Plan on a monthly basis.

14.  What are the limitations on voluntary cash payments?

              Voluntary cash payments may be made at any time and are subject to a minimum purchase of $25 and a maximum of $3,000 per calendar quarter. Voluntary cash payments must be made in U.S. currency. Main Street reserves the right in its sole discretion to determine whether voluntary cash payments are made on behalf of a particular Participant.

15.  How does the voluntary cash payment option work?

              A voluntary cash payment may be made by forwarding a check or money order to the Agent with a payment form which will periodically be sent to Participants or their brokers or nominees, as the case may be, with their statement of account. Checks and money orders should be made payable to Mellon Bank, N.A. and should include the Participant's account number. Or, if you wish to make regular monthly optional cash investments, you can authorize an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the fifth day of each month.

              Any voluntary cash payment received on or before the fifth day of the month (see No. 9 above) will be applied to the purchase of shares of common stock on the Purchase Date for that month at a price determined in accordance with provisions of the Plan (see Nos. 10 and 11 above).

Reports to Participants

16.  What kind of reports will Participants in the Plan receive?

          A statement of account transactions will be mailed to each Participant within approximately thirty days after the Purchase Date (see No. 9 above). These statements will provide a record of cost information and should be retained for tax purposes. Each Participant will also receive copies of Main Street's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

Share Certificates

17. Will certificates be issued for shares of common stock purchased under the Plan?

          Unless requested by a Participant, certificates for shares of common stock purchased under the Plan will not be issued. The number of shares credited to a Participant's account under the Plan will be shown on the statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued for shares withdrawn from the Plan (see No. 19 below).

          As an additional service to Participants, Participants may deposit free of charge with the Agent for safekeeping any certificate for shares of common stock subject to reinvestment of dividends under the Plan. Delivery of certificates for this service is at the risk of the shareholder and, for delivery by mail, insured registered mail with return receipt is recommended. The receipt of any shares delivered for safekeeping will be shown on your account statement.

18. In whose name will certificates be registered when issued to Participants?

              Unless the Participant otherwise directs, certificates will be issued in the name in which the Participant's dividend reinvestment account is maintained. If a Participant requests a certificate to be issued in a name other than that of the account registration, the request must bear his or her own signature. If the account is registered in multiple names, all signatures must appear on the request. In both cases, the signatures must be guaranteed by an acceptable financial institution. Upon a Participant's death, the Agent will follow the instructions of the decedent's personal representative upon submission of appropriate proof of authority.


Withdrawal of Shares in Plan Account

19. How may a Participant withdraw shares purchased under the Plan?

             You may withdraw all or a portion of the shares of common stock credited to your account by notifying the Agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. You should mail this notice to the Agent at the address shown in response to Question No. 3 above. Certificates for whole shares of common stock so withdrawn will be registered in the name of and issued to the Participant (see No. 18 above). Any notice of withdrawal received after the ex-dividend date for a dividend (normally three days prior to the applicable dividend record date) will not be effective until dividends paid for the applicable record date have been reinvested and the shares credited to your account. No dividends will be reinvested on shares withdrawn from your account unless you submit an authorization form relating to such shares.

20. What happens to any fractional interest when a Participant withdraws shares purchased under the Plan?

              Any fractional interest withdrawn will be liquidated by the Agent at the average of the high and low sale prices of the common stock as reported on the NASDAQ Stock Market (see No. 11 above) on the date the withdrawal request is received by the Agent, and the Agent will issue a check promptly for the proceeds relating to the fractional interest. In no case will the Agent issue certificates representing a fractional interest.

Discontinuation of Dividend Reinvestment

21. How does a Participant discontinue participation under the Plan?

              You may discontinue participation under the Plan by notifying the Agent in writing to that effect (see No. 3 above). Any notice of discontinuation received after the ex-dividend date for a dividend (normally three days prior to the applicable dividend record date) will not be effective until dividends paid for the applicable record date have been reinvested and the shares credited to your account. If you discontinue participation in the Plan, dividends on shares held in your account will be automatically reinvested until such shares are withdrawn (see No. 19 above). If, after discontinuation, less than one share remains in your account, you will be deemed to have withdrawn from the Plan, and the Agent will liquidate any fractional interest and mail the net proceeds to you in accordance with provisions of the Plan.

Federal Tax Information

22. What are the federal income tax consequences of participation in the Plan?

          Reinvestment Dividends. In the case of reinvested dividends, when shares are acquired for your account directly from Main Street, you must include in gross income a dividend equal to the number of shares purchased with reinvested dividends multiplied by the fair market value of the common stock on the relevant dividend payment date. Your basis in such shares will also equal the fair market value of the shares on the relevant dividend payment date.

          Alternatively, when shares are purchased for your account on the open market with reinvested dividends, you must include in gross income a dividend equal to the actual price of the shares plus that portion of any trading fees paid by Main Street which are attributable to the purchase of your shares. Your basis in shares held for your account will be equal to the purchase price for the shares plus allocable trading fees.

          Optional Cash Payments. In the case of shares purchased on the open market with optional cash payments, you will be in receipt of a dividend to the extent of any trading fees paid by Main Street. Your basis in shares acquired with optional cash payments will be equal to the cost of the shares plus an allocable share of any trading fees.

          Additional Information. The holding period for shares acquired pursuant to the Plan will begin the day after the date the shares are acquired. In the case of any shareholder as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, Main Street will reinvest dividends net of the required amount of tax withheld.

          You should consult your own tax advisor as to the tax consequences of account transactions. Certain tax information will be provided to Participants by Main Street (see No. 16 above).

Other Information

23.  What are the costs associated with the Plan?

              There is no fee for enrolling in the Plan.
Participation is voluntary and you may discontinue your participation at any time. However, there are fees associated with some of the Plan's services, which are outlined below:

Plan Service Fees

Annual account fee................................No charge
Enrollment fee....................................No Charge
Optional Reinvestment of Dividends................No Charge
Optional Cash Investments via check
Or automatic debit of bank account................No Charge
Sale of shares (partial or full)
     Transaction fee.................$15.00 per transaction
     Trading fee........$0.10 per share or fractional share
Safekeeping of Stock Certificates.................No Charge
Withdrawal or certificate issuance................No Charge
Returned checks and returned automatic
     debit of bank account.............$50.00 per check or debit
Duplicate statements
     Current Year.................................No Charge
     Prior year(s).......................$10.00 per request


24. What happens if Main Street declares a stock dividend, effects a stock split or has a rights offering with respect to common stock?

          Any shares resulting from a stock dividend or stock split with respect to the common stock (whole shares and any fractional interest) in a Participant's account will be credited to such account. The basis for any rights offering will include the shares of common stock and any fractional interest credited to a Participant's account.

25. How will the shares credited to a Participant's account be voted at a meeting of the shareholders?

          If on a record date for a meeting of shareholders there are shares credited to your account under the Plan, you will receive proxy materials for such meeting. You will be entitled to one vote for each whole share of common stock credited to your account. You may vote by proxy or in person at any such meeting.

26.  What is the responsibility of the Agent?

          The Agent receives Participants' dividend payments and voluntary cash payments, invests such amounts in additional shares of common stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Agent acts in the capacity of agent for the Participants.

          All notices from the Agent to a Participant will be addressed to the Participant at his last address of record with the Agent. The mailing of a notice to a Participant's last address of record will satisfy the Agent's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Agent of any change of address.

          The Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death or modifying, suspending or terminating participation by a shareholder who Main Street determines is using the Plan for purposes inconsistent with the intended purposes of the Plan. Neither the Agent nor Main Street will have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

          All transactions in connection with the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

27.  May the Plan be modified or discontinued?

              Main Street reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will receive prior notice of any such suspension, termination or modification. In addition, Main Street and the Agent may adopt reasonable procedures for the administration of the Plan.

28.  May a Participant pledge shares purchased under the Plan?

              No. If you wish to pledge shares credited to your account, you must request the withdrawal of such shares in accordance with the procedures outlined in response to Question
No. 17 above.

29. What procedures should be followed if a Participant wishes to sell shares purchased under the Plan?

              If you wish to sell all or a portion of the shares credited to your account, you may request the Agent to sell such shares and forward to you the proceeds less applicable charges, including any trading fees and any transfer tax.



                        WHERE YOU CAN FIND MORE
       INFORMATION/INCORPORATION OF DOCUMENTS BY REFERENCE

              Main Street files annual quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. Main Street's SEC filings are also available through the website maintained by the SEC at "http://www.sec.gov."

              The SEC allows Main Street to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

                (a) Main Street Annual Report on Form 10-K for the year ended December 31, 1999;

                (b) Main Street Quarterly Report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

                (c)  Main Street Current Reports on Form 8-K
filed on January 1, 2000, April 26, 2000 and May 15, 2000;
and

                (d)  The description of Main Street's common
stock contained in the Registration Statement on Form 8-A filed with the Commission on April 30, 1998 and amended on May 8, 1998.

              You should rely only on the information
incorporated by reference or provided in this Prospectus or in any prospectus supplement. Any statement made in a document that is incorporated by reference will modify or supersede for all purposes a contrary statement in this Prospectus or in a document previously incorporated by reference. You should not assume that the information in this Prospectus, including information incorporated by reference, or in any prospectus supplement is accurate as of any date other than the date of the document.

              Upon request, Main Street will provide without charge to each person to whom this Prospectus is delivered a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). You should direct your requests for copies to:

     Main Street Bancorp, Inc.
     P.O. Box 1097
     601 Penn Street
     Reading, Pennsylvania 19603
     Attention:  Investor Relations

              You should direct telephone requests to Main
Street at (610) 685-1400.



                       USE OF PROCEEDS

          The proceeds from the sale of common stock offered pursuant to the Plan will be used for general corporate purposes, including, without limitation, investments in and advances to Main Street's banking subsidiary.



                       INDEMNIFICATION

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          Main Street's bylaws provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Main Street.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of Main Street pursuant to the foregoing provisions, or otherwise, Main Street has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                      LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for Main Street by Stevens & Lee, P.C., Reading,
Pennsylvania.

                        EXPERTS

          The consolidated financial statements of Main Street incorporated in this Prospectus and the Registration Statement by reference have been audited by Beard & Company, Inc., independent auditors, to the extent and for the periods as indicated in their report and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.



                             PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 15.  Indemnification of Directors and Officers

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of Main Street Bancorp, Inc. provide for
(1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Main Street.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of Main Street pursuant to the foregoing provisions, or otherwise, Main Street has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 16.  Exhibits

The following exhibits are included with this Registration
Statement:

     4.1  Articles of Incorporation of Main Street Bancorp, Inc.
(incorporated herein by reference to Exhibit 3.1 of the Registration Statement No. 333-44697 on Form S-4 of the
Registrant).

     4.2 Bylaws of Main Street Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registration Statement
No. 333-44697 on Form S-4 of the Registrant).

     5.1 Opinion of Stevens & Lee re: legality of common stock being registered.*

     23.1 Consent of Stevens & Lee (included at Exhibit 5.1 of this Registration Statement).*

     23.2 Consent of Beard & Company, Inc., independent auditors.

     24.1  Power of Attorney (included on signature page).*

     *Previously filed.


Item 17.  Undertakings

          The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          The undersigned Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                         SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, the Commonwealth of Pennsylvania, as of this 25th day of July 2000.

                              MAIN STREET BANCORP, INC.

                              By   Albert L. Evans, Jr.       __
                                   Albert L. Evans, Jr.
                                   Chairman of the Board


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert R. Evans, Robert D. McHugh, Jr., and Andrew R. Rothermel, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitute and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities as of the dates indicated.

Signature                      Title                  Date

   /s/Albert L. Evans, Jr.     Chairman of the     July 25, 2000
Albert L. Evans, Jr.        Board (Principal
                            Executive Officer)
                            and Director

/s/Robert D. McHugh, Jr._   Executive Vice        July 25, 2000
Robert D. McHugh, Jr.       President, Chief
                            Financial Officer and
                            Treasurer (Principal
                            Financial Officer)

/s/Donna L. Rickert__       Senior Vice           July 25, 2000
Donna L. Rickert            President, Chief
                            Accounting Officer and
                            Controller (Principal
                            Accounting Officer)

/s/Richard D. Biever___ _   Director              July 25, 2000
Richard D. Biever

/s/Edward J. Edwards        Director              July 25, 2000
Edward J. Edwards


/s/Richard T. Fenstermacher Director              July 25, 2000
Richard T. Fenstermacher

/s/Ivan H. Gordon ______ _  Director              July 25, 2000
Ivan H. Gordon

/s/Frederick A. Gosch ____  Director              July 25, 2000
Frederick A. Gosch

/s/Jeffrey W. Hayes ______  Director              July 25, 2000
Jeffrey W. Hayes

/s/Alfred B. Mast ________  Director              July 25, 2000
Alfred B. Mast

                    ______  Director              July __, 2000
Nelson R. Oswald

/s/Wesley R. Pace ________  Director              July 25, 2000
Wesley R. Pace

/s/Ramon V. Patel ________  Director              July 25, 2000
Ramon V. Patel

/s/Joseph Schlitzer ______  Director              July 25, 2000
Joseph Schlitzer

/s/Floyd S. Weber ________  Director              July 25, 2000
Floyd S. Weber